UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2007

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29903 Agoura Road Agoura Hills, California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Named Executive Officer

On November 26, 2007, Edward K. Zinser, Executive Vice President and Chief Financial Officer of THQ Inc. (the “Company”), resigned by mutual agreement between Mr. Zinser and the Company, effective immediately.

                Effective November 26, the Board of Directors of the Company appointed vice president and corporate controller Rasmus van der Colff, age 42, as interim Chief Financial Officer.  Mr. van der Colff has more than 20 years of accounting and financial experience and has served as vice president and corporate controller of the company since May 2007.  Prior to joining the company, Mr. van der Colff served in senior accounting and finance positions for major public companies, including Sun Microsystems and Activision, Inc.  Mr. van der Colff also previously worked at KPMG Peat Marwick.

                The text of the Company’s press release announcing Mr. Zinser’s resignation and Mr. van der Colff’s appointment is filed with this report as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(c)	Exhibits

	Exhibit Number	Description

	99.1	Press Release dated November 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, THQ has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ James. M. Kennedy
Date: November 26, 2007		James M. Kennedy
Executive Vice President, Business & Legal Affairs

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated November 26, 2007.